Exhibit 99.1

Biotricity Announces Closing of Exercise of Underwriter’s Option to Purchase Additional Common Stock

Underwritten Public Offering of Common Stock Resulted in Total Gross Proceeds of $16 Million

REDWOOD CITY, CA / ACCESSWIRE / September 13, 2021 / Biotricity, Inc. (NASDAQ: BTCY), a medical diagnostic and consumer healthcare technology company, today announced that the underwriter of its previously announced underwritten public offering which closed on August 30, 2021, has partially exercised its option to purchase additional shares of common stock at the public offering price, less underwriting discounts and commission. After giving effect to the sale of an aggregate of 382,331 additional shares pursuant to the exercise of the option, the total number of shares of common stock sold by the Company in the offering increased to 5,382,331 for total gross proceeds of approximately $16 million before deducting underwriting discounts and commissions and other offering expenses. The partial exercise of the option will be the final exercise by the underwriter of the option.

H.C. Wainwright & Co. acted as the sole book-running manager for the offering.

This offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-255544) previously filed with the Securities and Exchange Commission on April 27, 2021 and declared effective on May 4, 2021. The shares were offered by Biotricity only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A final prospectus supplement and accompanying prospectus describing the terms of the offering have been filed with the SEC and are available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting H.C. Wainwright & Co. LLC at: 430 Park Avenue 3rd Floor, New York, NY 10022, by email at placements@hcwco.com, or by telephone at (646) 975-6996.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Biotricity Inc.

Biotricity (NASDAQ: BTCY) is reforming the healthcare market by bridging the gap in remote monitoring and chronic care management. Doctors and patients trust Biotricity’s unparalleled standard for preventive & personal care, including diagnostic and post-diagnostic products for chronic conditions. The company develops comprehensive remote health monitoring solutions for the medical and consumer markets. To learn more, visit www.biotricity.com.

Important Cautions Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek,” “project,” or “goal” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans, objectives and goals of management for future operations, including plans, objectives or goals relating to the design, development and commercialization of Bioflux or any of the Company’s other proposed products or services, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company’s future financial performance, (iv) the regulatory regime in which the Company operates or intends to operate and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain additional financing, the significant length of time and resources associated with the development of its products and related insufficient cash flows and resulting illiquidity, the Company’s inability to expand the Company’s business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Investor Relations:

Biotricity Inc.

1-800-590-4155

investors@biotricity.com

Todd Kehrli or Mark Forney

MKR Investor Relations, Inc.

btcy@mkr-group.com

Media Contact:

Bospar

prforbiotricity@bospar.com

SOURCE: Biotricity Inc.